Exhibit. (a)(2)

OAKTREE ASSET-BACKED INCOME FUND INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:          Oaktree Asset-Backed Income Fund Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND:     The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

Brian F. Hurley, whose address is Brookfield Place, 225 Liberty Street, New York, New York 10281-1023, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on December 16, 2024.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

Oaktree Asset-Backed Income Fund Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to conduct and carry on the business of a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1      Number, Vacancies, Classification and Election of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is seven, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), or the charter of the Corporation (the “Charter”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The directors shall have the qualifications, if any, specified in the Bylaws. The names of the directors who shall serve until their successors are duly elected and qualify are:

Heather S. Goldman

Edward A. Kuczmarski

Stuart A. McFarland

William H. Wright II

Betty A. Whelchel

Susan Schauffert-Tam

Brian F. Hurley

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws.

Section 5.2      Extraordinary Actions. Except as specifically provided in Section 5.6 (relating to removal of directors) and in Article VII (relating to certain actions and amendments to the Charter), notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3      Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4      Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.5 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors upon such terms and conditions as may be specified by the Board of Directors, determines that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5      Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of directors, officers, employees or agents of the Corporation; the filing of any registration statement, exemptive application, sales materials or other documents with legal or regulatory authorities; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.6      Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.7      Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VI

STOCK

Section 6.1      Authorized Shares. The Corporation has authority to issue 2,000,000,000 shares of stock, consisting of 1,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), and 1,000,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $2,000,000. The Common Stock consists of 250,000,000 shares of undesignated Common Stock and 750,000,000 shares are classified and designated as follows: (i) 250,000,000 shares are designated as Class A shares of Common Stock, (ii) 250,000,000 shares are designated as Class I shares of Common Stock and (iii) 250,000,000 shares are designated as Class U shares of Common Stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2      Common Stock.

Section 6.2.1      General. Each Class A, Class I and Class U share of Common Stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, except as provided in the Charter and any multiple class plan adopted by the Corporation. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.2.2      Net Asset Value. The net asset value of each class of Common Stock shall be calculated in accordance with the 1940 Act and separately from each other class of shares of the Corporation based on (a) the fees and charges specifically attributable to such class, including, without limitation, any distribution fees and stockholder servicing expenses attributable to that class and (b) the proportionate amount of all other fees and expenses of the Corporation not attributable to a particular class that are allocated among the classes of Common Stock.

Section 6.2.3      Distributions on Common Stock. Shares of each class of Common Stock shall be entitled to such dividends or other distributions, in cash, property or additional shares of stock of the same or another class, as may be authorized from time to time by the Board of Directors (by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine) and declared by the Corporation with respect to such class of Common Stock. The nature of in-kind property distributions may vary among the holders of a class of Common Stock, provided that the amount of the distribution per share, as determined by the Board of Directors, shall be equivalent for all holders of such class of Common Stock. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the class of Common Stock may vary with respect to each such class of Common Stock to reflect differing allocations of the expenses of the Corporation among the holders of such classes of Common Stock and any resultant differences between the net asset values per share of such classes of Common Stock, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may determine that dividends may be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period prior to the record date of the distribution.

Section 6.2.4      Redemption of Common Stock.

(a)          Upon the request of a stockholder in accordance with any multiple class plan adopted by the Corporation, the Corporation may, but is not required to, convert each such Class A, Class I or Class U share of Common Stock held in such stockholder’s account into a number of shares of another class of Common Stock equal to the Class A Conversion Rate, Class I Conversion Rate or Class U Conversion Rate (each as defined below), as applicable.

(b)          Redemption.

(i)             Shares of Common Stock shall not be redeemable at the option of a stockholder.

(ii)            Subject to the provisions of the 1940 Act, the Corporation may redeem at its option (and without the consent of the stockholder) any shares of Common Stock for the Redemption Price (as defined below), if the Corporation determines that:

(1)            the shares of Common Stock have vested in any other Person (as defined below) other than by operation of law as a result of the death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the stockholder;

(2)            ownership of the shares of Common Stock by a stockholder or other Person is likely to cause the Corporation to be in violation of, or require registration of the Common Stock under, or subject the Corporation to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction;

(3)            continued ownership of the shares of Common Stock by a stockholder may be harmful or injurious to the business or reputation of the Corporation, the Board of Directors or any of their affiliates, or may subject the Corporation or any stockholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

(4)            any of the representations and warranties made by a stockholder or other Person in connection with the acquisition of Common Stock were not true when made or has ceased to be true; or

(5)            with respect to a stockholder subject to special laws or compliance requirements, such as those imposed by the Employee Retirement Income Security Act of 1974, as amended, the Bank Holding Company Act of 1956, as amended, or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the stockholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any shares of Common Stock.

(c)          For the purpose of this Section 6.2.4, the following terms shall have the following meanings:

“Class I Conversion Rate” shall mean the fraction, the numerator of which is the Class I NAV Per Share and the denominator of which is the NAV per share of the class of Common Stock that the Class I share of Common Stock is being converted into.

“Class I NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class I shares of Common Stock (including any reduction for Distribution and Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class I shares of Common Stock.

“Class A Conversion Rate” shall mean the fraction, the numerator of which is the Class A NAV Per Share and the denominator of which is the NAV per share of the class of Common Stock that the Class A share of Common Stock is being converted into.

“Class A NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class A shares of Common Stock (including any reduction for Distribution and Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class A shares of Common Stock.

“Class U Conversion Rate” shall mean the fraction, the numerator of which is the Class U NAV Per Share and the denominator of which is the NAV per share of the class of Common Stock that the Class U share of Common Stock is being converted into.

“Class U NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class U shares of Common Stock (including any reduction for Distribution and Servicing Fees as described in the Prospectus), determined as described in the Prospectus, divided by the number of outstanding Class U shares of Common Stock.

“Code” shall mean Internal Revenue Code of 1986, as amended, or any successor statute.

“Distributor” shall mean Quasar Distributors, LLC or such other Person selected by the Board of Directors to act as the principal underwriter and distributor of the shares of Common Stock.

“Distribution and Servicing Fees” shall mean the distribution and stockholder servicing fees payable to the Distributor and re-allowable to Selling Agents with respect to Class A, Class I and Class U shares of Common Stock as described in the Prospectus.

“NAV Per Share” shall mean the Class A NAV Per Share, Class I NAV Per Share or Class U NAV Per Share, as applicable.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, privation foundation with the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“Prospectus” shall mean the prospectus included in the most recent effective registration statement filed by the Corporation with the Securities and Exchange Commission with respect to the applicable offering of shares of Common Stock, as such prospectus may be amended or supplemented from time to time.

“Redemption Price” shall mean the Class A NAV Per Share, Class I NAV Per Share or Class U NAV Per Share, as applicable.

“Selling Agent” shall mean those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Distributor to sell shares of Common Stock.

Section 6.3      Preferred Stock. The Board of Directors may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time into one or more classes or series of stock, including Preferred Stock.

Section 6.4      Voting. Except as provided below, on each matter submitted to a vote of the stockholders, each holder of stock of the Corporation shall be entitled to one vote for each share standing in such stockholder’s name on the books of the Corporation. Subject to the terms of any other class or series of stock, the applicable requirements of the 1940 Act, and other applicable law, all holders of shares of stock of the Corporation shall vote as a single class except with respect to any matter which the Board of Directors shall have determined affects only one or more (but less than all) classes of Common Stock, in which case only the holders of shares of classes of Common Stock affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the 1940 Act, and other applicable law, the holders of each class of Common Stock shall have, respectively, with respect to any matter submitted to a vote of stockholders, (a) exclusive voting rights with respect to any such matter that only affects the class of Common Stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation with respect to the class of Common Stock of which they are holders and (b) no voting rights with respect to the provisions of any distribution plan that affects one or more of such other classes of Common Stock, but not the class of Common Stock of which they are holders, or with respect to any other matter that does not affect the class of Common Stock of which they are holders.

Section 6.5      Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.6      Inspection of Books and Records. A stockholder that is otherwise eligible under applicable law to inspect the Corporation’s books of account, stock ledger, or other specified documents of the Corporation shall have no right to make such inspection if the Board of Directors determines that such stockholder has an improper purpose for requesting such inspection.

Section 6.7      Charter and Bylaws. The rights of all stockholders and the terms of all stock of the Corporation are subject to the provisions of the Charter and the Bylaws. The Board of Directors shall have the exclusive power to make, alter, amend or repeal the Bylaws.

ARTICLE VII

AMENDMENTS; CERTAIN EXTRAORDINARY TRANSACTIONS

Section 7.1      Amendments Generally. The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.

Section 7.2      Approval of Certain Extraordinary Actions and Charter Amendments.

(a)        Required Votes. The affirmative vote of the holders of shares entitled to cast at least 80% of the votes entitled to be cast thereon shall be necessary to effect:

(i)           Any amendment to the Charter to make the Common Stock a “redeemable security” or any other proposal to convert the Corporation, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as defined in the 1940 Act);

(ii)           The liquidation or dissolution of the Corporation and any amendment to the Charter to effect any such liquidation or dissolution;

(iii)         Any amendment to, or any amendment inconsistent with, the provisions of, Section 5.1, Section 5.2, Section 5.6, Section 6.7 or this Article VII;

(iv)         Any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of the assets of the Corporation that the MGCL requires be approved by the stockholders of the Corporation; and

(v)          Any transaction between the Corporation and a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act), that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with any such person or member of such group; provided, however, that if the Continuing Directors (as defined below), by a vote of at least two-thirds of such Continuing Directors, in addition to approval by the Board of Directors, approve such proposal, transaction or amendment, the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter shall be sufficient to approve such proposal, transaction or amendment; and provided further that, with respect to any transaction referred to in (iv) and (v) above, if such transaction is approved by the Continuing Directors, by a vote of at least two-thirds of such Continuing Directors, no stockholder approval of such transaction shall be required unless the MGCL or the 1940 Act or another provision of the Charter or Bylaws otherwise requires such approval.

(b)        Continuing Directors. “Continuing Directors” means (i) the directors identified in Section 5.1, (ii) the directors whose nomination for election by the stockholders or whose election by the Board of Directors to fill vacancies on the Board of Directors is approved by a majority of the directors identified in Section 5.1, who are on the Board of Directors at the time of the nomination or election, applicable, or (iii) any successor directors whose nomination for election by the stockholders or whose election by the Board of Directors to fill vacancies is approved by a majority of the Continuing Directors or successor Continuing Directors, who are on the Board of Directors at the time of the nomination or election, as applicable.

ARTICLE VIII

LIMITATION OF LIABILITY; INDEMNIFICATION

AND ADVANCE OF EXPENSES

Section 8.1      Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

Section 8.2      Indemnification and Advance of Expenses. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter shall vest immediately upon the election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in the Charter shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Section 8.3      1940 Act. The provisions of this Article VIII shall be subject to the limitations of the 1940 Act.

Section 8.4      Amendment or Repeal. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sections of this Article VIII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD:      There being no shares of stock of the Corporation outstanding or subscribed for entitled to vote thereon, amendment to and restatement of the charter as hereinabove set forth have been duly approved by a majority of the entire Board of Directors of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH:       The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH:       The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 1,000,000,000, consisting of 1,000,000,000 shares of Common Stock, $0.001 par value per share. The aggregate par value of all shares of stock having par value was $1,000,000.

EIGHTH:   The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 2,000,000,000, consisting of 1,000,000,000 shares of Common Stock, $0.001 par value per share, of which 250,000,000 shares are undesignated Common Stock, 250,000,000 shares are designated as Class A shares of Common Stock, 250,000,000 shares are designated as Class I shares of Common Stock and 250,000,000 shares are designated as Class U shares of Common Stock, and 1,000,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $2,000,000.

NINTH:      The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 23rd day of January, 2025.

ATTEST:		Oaktree asset-backed Income Fund Inc.

/s/ Craig A. Ruckman		By:	/s/ Brian F. Hurley	(SEAL)
Name:	Craig A. Ruckman	Name:	Brian F. Hurley
Title:	Secretary	Title:	President